As filed with the Securities and Exchange Commission on November 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-2058888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Twist Bioscience Corporation

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plans)

Emily M. Leproust, Ph.D.

Chief Executive Officer

Twist Bioscience Corporation

681 Gateway Boulevard

South San Francisco, CA 94080

(800) 719-0671

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

John V. Bautista, Esq. Niki Fang, Esq. Jason Flaherty, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700	Dennis Cho, Esq. General Counsel and Chief Ethics and Compliance Officer Twist Bioscience Corporation 681 Gateway Boulevard South San Francisco, CA 94080 (800) 719-0671

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Twist Bioscience Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 999,900 additional shares of common stock under the 2018 Equity Incentive Plan and 249,470 additional shares of common stock under the 2018 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on November 1, 2018 (Registration No. 333-228123), November 26, 2018 (Registration No. 333-228547), February 11, 2020 (Registration No. 333-236373), August 9, 2021 (Registration No. 333-258639), November 28, 2022 (Registration No. 333-268573) and November 21, 2023 (Registration No. 333-275690).

Item 8.	Exhibits.

The following exhibits are filed herewith:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2018 Equity Incentive Plan, and forms of agreement thereunder.	S-1/A	333-227672	10.2	10/17/2018

99.2	2018 Employee Stock Purchase Plan, and form of subscription agreement.	S-1/A	333-227672	10.3	10/17/2018

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on November 18, 2024.

TWIST BIOSCIENCE CORPORATION

/s/ Emily M. Leproust
Emily M. Leproust
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Emily M. Leproust and Dennis Cho, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date

/s/ Emily M. Leproust	Chief Executive Officer and Chair of the Board of Directors	November 18, 2024
Emily M. Leproust	(principal executive officer)

/s/ Adam Laponis	Chief Financial Officer	November 18, 2024
Adam Laponis	(principal financial officer)

/s/ Robert F. Werner	Chief Accounting Officer	November 18, 2024
Robert F. Werner	(principal accounting officer)

/s/ Nelson C. Chan	Director	November 18, 2024
Nelson C. Chan

/s/ Robert Chess	Director	November 18, 2024
Robert Chess

/s/ Keith Crandell	Director	November 18, 2024
Keith Crandell

/s/ Jan Johannessen	Director	November 18, 2024
Jan Johannessen

/s/ Xiaoying Mai	Director	November 18, 2024
Xiaoying Mai

/s/ Robert Ragusa	Director	November 18, 2024
Robert Ragusa

/s/ Melissa A. Starovasnik	Director	November 18, 2024
Melissa A. Starovasnik